As filed with the Securities and Exchange Commission on December 29, 2005

Registration No. 333-64292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiAmericas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-6167838
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, MN 55402

(Address, including Zip Code, of Principal Executive Offices)

PEPSIAMERICAS, INC. SALARIED 401(k) PLAN

PEPSIAMERICAS, INC. HOURLY 401(k) PLAN

(Full Title of the Plans)

ALEXANDER H. WARE	Copies to:
Executive Vice President and Chief Financial Officer	BRIAN D. WENGER, ESQ.
PepsiAmericas, Inc.	BRETT D. ANDERSON, ESQ.
4000 Dain Rauscher Plaza	Briggs and Morgan, P.A.
60 South Sixth Street	2200 IDS Center
Minneapolis, MN 55402	80 South Eighth Street
(612) 661-4000	Minneapolis, Minnesota 55402
(Name, address, including zip code,	(612) 977-8400 (phone)
and telephone number, including	(612) 977-8650 (fax)
area code, of Agent for Service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by PepsiAmericas, Inc. (the “Company,” the “registrant,” “we,” “our,” or “us”) to provide information regarding historical changes in our 401(k) plans.  This Registration Statement registered (a) 50,000 shares of common stock pursuant to the PepsiAmericas, Inc. Employees Retirement Plan, (b) 50,000 shares of common stock pursuant to the Delta Beverage Group, Inc. Retirement Plan, and (c) 500,000 shares of common stock pursuant to the PepsiAmericas, Inc. Salaried Retirement Savings Plan.  Pursuant to our Rights Agreement, as amended, preferred share purchase rights are associated with our common stock.

On January 1, 2000, the Whitman Corporation Retirement Savings Plan was renamed the Pepsi-Cola General Bottlers, Inc. Salaried Retirement Savings Plan.  Effective February 15, 2001, the Pepsi-Cola General Bottlers, Inc. Salaried Retirement Savings Plan was renamed the PepsiAmericas, Inc. Salaried Retirement Savings Plan.  Effective December 31, 2001, the Delta Beverage Group, Inc. Retirement Plan and the PepsiAmericas, Inc. Employees Retirement Plan were merged into the PepsiAmericas, Inc. Salaried Retirement Savings Plan.  Effective January 1, 2003, the PepsiAmericas, Inc. Salaried Retirement Savings Plan was renamed the PepsiAmericas, Inc. Salaried 401(k) Plan.

On January 1, 2000, the Whitman Corporation Master Retirement Savings Plan was renamed the Pepsi-Cola General Bottlers, Inc. Hourly Retirement Savings Plan.  Effective February 15, 2001, the Pepsi-Cola General Bottlers, Inc. Hourly Retirement Savings Plan was renamed the PepsiAmericas, Inc. Hourly Retirement Savings Plan.  Effective July 1, 2001, the Delta Beverage Group, Inc. Retirement Plan was merged into the PepsiAmericas, Inc. Hourly Retirement Savings Plan.  Effective October 1, 2001, the PepsiAmericas, Inc. Employees Retirement Plan was merged into the PepsiAmericas, Inc. Hourly Retirement Savings Plan.  Effective January 1, 2003, the PepsiAmericas, Inc. Hourly Retirement Savings Plan was renamed the PepsiAmericas, Inc. Hourly 401(k) Plan.

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is filed to report that the 600,000 shares of common stock registered in the aggregate under the PepsiAmericas, Inc. Employees Retirement Plan, the Delta Beverage Group, Inc. Retirement Plan, and the PepsiAmericas, Inc. Salaried Retirement Savings Plan now represent shares registered under the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan.

An additional 2,000,000 shares of common stock registered in the aggregate under the Whitman Corporation Retirement Savings Plan and the Whitman Corporation Master Retirement Savings Plan, which now, pursuant to Post-Effective Amendment No. 1 thereto, also represent shares registered under the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan, are registered under Registration Statement on Form S-8 (File No. 333-79095).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC.  The information incorporated by reference is considered to be part of this registration statement.  Information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

•                  Annual Report on Form 10-K for the fiscal year ended January 1, 2005;

•                  Quarterly Reports on Form 10-Q for the quarters ended April 2, 2005, July 2, 2005, and October 1, 2005;

•                  Current Reports on Form 8-K filed on January 11, 2005, February 25, 2005, March 3, 2005, March 4, 2005, March 17, 2005, March 22, 2005, May 17, 2005, May 23, 2005, June 16, 2005, July 1, 2005, July 22, 2005, September 7, 2005, September 7, 2005, September 30, 2005, and December 9, 2005;

•                  The description of our common stock, $0.01 par value, and the description of our preferred stock purchase rights associated with the common stock, contained in registration statements we filed to register the common stock and the rights under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions;

•                  Definitive Schedule 14A (Proxy Statement) filed on March 11, 2005; and

•                  Annual Reports on Form 11-K for the fiscal year ended January 1, 2005, which were filed by the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan with the SEC on June 29, 2005.

Item 4.           Description of Securities.

 Not applicable.

Item 5.           Interests of Named Experts and Counsel.

 Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.  Article V of the Company’s By-Laws, as amended and restated on February 16, 2001, provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances.  Article NINTH of the Company’s Restated Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

Item 7.           Exemption From Registration Claimed.

 Not applicable.

Item 8.           Exhibits.

 See “Exhibit Index.”

 We will submit or have submitted the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan and any amendment to either such plan to the IRS in a timely manner, and have made or will make all changes required by the IRS in order to qualify each such plan under Section 401 of the Internal Revenue Code.

Item 9.           Undertakings.

(a)                                   The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)                              Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)                                Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)                                Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities

Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                 If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)                                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 29th day of December, 2005.

PEPSIAMERICAS, INC.

By	/s/ Robert C. Pohlad
Robert C. Pohlad
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert C. Pohlad and Brian D. Wenger as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert C. Pohlad	Chairman of the Board and Chief	December 29, 2005
Robert C. Pohlad	Executive Officer (Principal Executive
Officer)

/s/ Alexander H. Ware	Executive Vice President and Chief	December 29, 2005
Alexander H. Ware	Financial Officer (Principal Financial
Officer and Principal Accounting
Officer)

/s/ Herbert M. Baum	Director	December 29, 2005
Herbert M. Baum

/s/ Richard G. Cline	Director	December 29, 2005
Richard G. Cline

/s/ Pierre S. du Pont	Director	December 29, 2005
Pierre S. du Pont

/s/ Archie R. Dykes	Director	December 29, 2005
Archie R. Dykes

/s/ Jarobin Gilbert, Jr.	Director	December 29, 2005
Jarobin Gilbert, Jr.

/s/ James R. Kackley	Director	December 29, 2005
James R. Kackley

/s/ Matthew M. McKenna	Director	December 29, 2005
Matthew M. McKenna

Pursuant to the requirements of the Securities Act of 1933, the undersigned administrators of the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan have duly caused this registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on this 29th day of December, 2005.

PEPSIAMERICAS, INC. SALARIED 401(k) PLAN
PEPSIAMERICAS, INC. HOURLY 401(k) PLAN

By	/s/ Anne D. Sample
Anne D. Sample
Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation.*

4.2	By-Laws, as amended and restated on February 16, 2001.*

4.3	First Supplemental Indenture dated as of May 20, 1999, to the Indenture dated as of January 15, 1993, between Whitman Corporation and The First National Bank of Chicago, as Trustee.

4.4

Rights Agreement, dated as of May 20, 1999, between Whitman Corporation and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Company’s Registration Statement on Form 8-A (File No. 001-15019) filed on May 25, 1999).

4.5

Amendment, as of August 18, 2000, to the Rights Agreement, dated as of May 20, 1999, between Whitman Corporation and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Company’s Registration Statement on Form S-4 (File No. 333-46368) filed on September 22, 2000).

4.6	Appointment of Successor Rights Agent, dated as of September 9, 2002 (incorporated by reference to the Company’s Annual Report on Form 10-K (File No. 001-15019) filed on March 28, 2003).

4.7

Indenture dated as of August 15, 2003 between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (incorporated by reference to the Company’s Registration Statement on Form S-3 (File No. 333-108164) filed on August 22, 2003).

4.8	PepsiAmericas, Inc. Salaried 401(k) Plan.

4.9	PepsiAmericas, Inc. Hourly 401(k) Plan.

5	Opinion of Briggs and Morgan, Professional Association.

23.1	Consent of Briggs and Morgan, Professional Association (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on Signature Page).

* Previously filed.